                                                                    EXHIBIT 3.57

[SEAL]

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                           AMERIPATH, WISCONSIN, INC.
                (F/K/A CONSULTANT PHYSICIANS IN PATHOLOGY, S.C.)

     The undersigned, being a natural person of the age of eighteen (18) years or more, hereby executes the following Amended and Restated Articles of Incorporation of AmeriPath, Wisconsin, Inc., a Wisconsin corporation organized and existing under the Wisconsin Business Corporation Law, Chapter 180 of the Wisconsin Statutes (the "Corporation").

[SEAL]

                                    ARTICLE I

     The name of the Corporation is Ameripath, Wisconsin, Inc.

                                   ARTICLE II

     The period of existence of the Corporation is perpetual.

                                   ARTICLE III

     The purpose of the Corporation shall be to engage in any lawful activity within the purposes for which corporations may be organized under Chapter 180 of the Wisconsin Statutes.

                                   ARTICLE IV

     The aggregate number of shares which the corporation shall have authority to issue is forty thousand (40,000) consisting of one class only of common stock with a par value of one dollar $1.00 per share.

                                    ARTICLE V

     The name and address of the registered agent of the Corporation are Sandy Brigowatz, 130 Warren Street, P.O. Box 870, Beaver Dam, Wisconsin, 53916.

                                   ARTICLE VI

     The number of directors constituting the Board of Directors of the Corporation shall be fixed by or in the manner provided by the Corporation's by-laws.

                                   ARTICLE VII

     These Amended and Restated Articles of Incorporation shall supersede and take the place of the Corporation's existing Articles of Incorporation and any amendments thereto.

                                  ARTICLE VIII

     The effective date and time of these Amended and Restated Articles of Incorporation is May 4, 1998 at 12:01 a.m.

Dated as of the 27th day of April, 1998.

                                           /s/ Erick F. Gonzalez
                                           -------------------------------------
                                           Erick F. Gonzalez, M.D., President

                                   Attest: /s/ Scott D. Pauley
                                           -------------------------------------
                                           Scott D. Pauley, M.D., Secretary

This instrument was drafted by
and is returnable to:

Matthew L. Storms, Esq.
MICHAEL BEST & FRIEDRICH LLP
One South Pinckney Street
Post Office Box 1806
Madison, WI 53701-1806
Telephone:  608/257-3501